Exhibit 35.2

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2015 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and
2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2016

PNC Bank, National Association

d/b/a Midland Loan Services

Steven W. Smith

Executive Vice President

Deutsche Mortgage & Asset Receiving Corp.
Recipient Role	Deal Name	Series Number	Midland Role
Depositor	CD 2006-CD2 Commercial Mortgage Trust	Series 2006-CD2	Master Servicer
Depositor	CD 2006-CD3 Commercial Mortgage Trust	Series 2006-CD3	Primary Servicer
ShopKo Portfolio whole loan only
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2006-C7	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2006-C8	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2010-1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2011-FL1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	DBUBS 2011-LC1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE1	Special Servicer
Special Servicer of the Crossgates Mall loan under the COMM 2012-CCRE2 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE2	Special Servicer
Special Servicer of the 260 and 261 Madison Avenue loan under the COMM 2012-CCRE3 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE3	Special Servicer
Special Servicer of the Crossgates Mall loan under the COMM 2012-CCRE2 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE4
Special Servicer of the Emerald Square Mall loan under the COMM 2012-CCRE3 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE5	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	Series 2013-SFR1	Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-LC6	Master Servicer
Master and Special Servicer of the Harmon Corner loan under the COMM 2012-CCRE5 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE6
Master Servicer of the Moffett Towers and the 540 West Madison loans under the COMM 2013-LC6 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE7	Master Servicer
Master Servicer of the Moffett Towers loan under the COMM 2013-LC6 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE8	Master and Special Servicer
Master Servicer of the Moffett Towers Phase II loan under the COMM 2013-CCRE7 PSA
Special Servicer of the Paramount Building loan under the COMM 2013-CCRE9 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE9	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-LC13	Master Servicer
Special Servicer of the 15 MetroTech Center loan under the MSBAM 2013-C12 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE11	Master Servicer
Primary Servicer of the Miracle Mile Shops loan under the COMM 2013-CCRE12 PSA

Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE12	Primary Servicer
Master Servicer of the Oglethorpe Mall loan under the COMM 2013-CCRE11 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	Series 2014-SFR1	Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-TWC	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE15	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE16
Master and Special Servicer of the 25 Broadway loan under the COMM 2014-CCRE17 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE17	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-UBS3
Master and Special Servicer of the Bronx Terminal Market loan under the COMM 2014-CCRE17 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE18
Master and Special Servicer of the Bronx Terminal Market loan under the COMM 2014-CCRE17 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-UBS4	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE19	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-LC17
Special Servicer of the Myrtle Beach Marriott Resort & Spa under the COMM 2014-UBS6 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-UBS6	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE20
Master Servicer of the Beverly Connection loan under the GSMS 2014-GC24 PSA.
Special Servicer of the Myrtle Beach Marriott Resort & Spa loan under the COMM 2014-UBS6 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE21	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	BXHTL 2015-DRMZ	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	DBWF 2015-LCM	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015-LC19	Master and Special Servicer
Master Servicer of the One Memorial loan under the COMM 2014-CCRE21 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015-CCRE22
Special Servicer of the 3 Columbus Circle loan under this PSA until 5/15/2015.
Master Servicer of the 3 Columbus Circle loan under the COMM 2015-CCRE23 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015-CCRE23	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015-LC21	Master and Special Servicer
Master Servicer of the Courtyard by Marriott Portfolio and the La Gran Plaza loans under the COMM 2015-CCRE23 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015-CCRE24
Master Servicer of the La Gran Plaza loan under the COMM 2015-CCRE23 PSA.
Special Servicer of the Lakewood Center loan under the DBWF 2015-LCM PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015-CCRE27	Master Servicer